Exhibit 10.15

AURORA DIAGNOSTICS, INC.
INDEPENDENT DIRECTORS COMPENSATION PLAN

AURORA DIAGNOSTICS, INC.
INDEPENDENT DIRECTORS COMPENSATION PLAN
ARTICLE 1
PURPOSE
     1.1. PURPOSE. The purpose of the Plan is to attract, retain and compensate highly-qualified individuals who are not employees of Aurora Diagnostics, Inc. (the “Company”) or any of its subsidiaries or affiliates for service as members of the Board by providing them with competitive compensation and an ownership interest in the Stock of the Company. The Company intends that the Plan will benefit the Company and its stockholders by allowing the Company’s Independent Directors to have a personal financial stake in the Company through an ownership interest in the Stock and will closely associate the interests of Independent Directors with that of the Company’s stockholders.
     1.2. ELIGIBILITY. Independent Directors of the Company who are Eligible Participants shall automatically be participants in the Plan.
ARTICLE 2
DEFINITIONS
     Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Incentive Plan. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:
     “Effective Date” of the Plan means the date on which the Company prices its initial public offering of its Stock.
     “Eligible Participant” means any person who is an Independent Director on the Effective Date or becomes an Independent Director while this Plan is in effect; except that during any period a director is prohibited from participating in the Plan by his or her employer or otherwise waives participation in the Plan, such director shall not be an Eligible Participant.
     “Incentive Plan” means the Aurora Diagnostics, Inc. 2010 Incentive Plan, or any subsequent equity compensation plan approved by the Board and the Company’s stockholders and designated as the Incentive Plan for purposes of this Plan.
     “Meeting Fees” has the meaning set forth in Section 5.1 of the Plan.
     “Plan” means this Aurora Diagnostics, Inc. Independent Directors Compensation Plan, as amended from time to time.
ARTICLE 3
ADMINISTRATION
     3.1. ADMINISTRATION. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned, including the Company, its stockholders and persons granted awards under the Plan. The Committee may appoint a plan administrator to carry out the ministerial functions of the Plan, but the administrator shall have no other authority or powers of the Committee.
     3.2. RELIANCE. In administering the Plan, the Committee may rely upon any information furnished by the Company, its public accountants and other experts. No individual will have personal liability by reason of anything done or omitted to be done by the Company or the Committee in connection with the Plan. This limitation of liability shall not be exclusive of any other limitation of liability to which any such person may be entitled under the Company’s certificate of incorporation or otherwise.
ARTICLE 4
SOURCE OF SHARES
     The shares of Stock or other equity that may be issued pursuant to the Plan shall be issued under the Incentive Plan, subject to all of the terms and conditions of the Incentive Plan. The terms contained in the Incentive Plan are incorporated into and made a part of this Plan with respect to shares of Stock or other equity granted pursuant hereto and any such grant shall be governed by and construed in accordance with the Incentive Plan. In the event of any actual or alleged conflict between the provisions of the Incentive Plan and the provisions of this Plan, the provisions of the Incentive Plan shall be controlling and determinative. This Plan does not constitute a separate source of Shares for the grant of the Stock awards described herein.
ARTICLE 5
MEETING FEES AND EXPENSES
     5.1. MEETING FEES. Each Independent Director shall be paid meeting fees for attending meetings of the Board or its committees (“Meeting Fees”). The amount of the Meeting Fees shall be established from time to time by the Committee. Until changed by the Committee, the meeting fee for attending a meeting of the Board, or a committee thereof, whether telephonically or in person, shall be as follows:

Meeting Type	Fee
Scheduled Board Meeting	$5,000
Scheduled Committee Meeting	$1,500
Committee Meeting Fee, Committee Chair (in lieu of Committee Meeting Fee as described above)	$2,500
     If an Independent Director attends a meeting of the Board and a meeting of a committee (in each case, whether non-telephonic or telephonic) on a single day, he or she shall receive a Meeting Fee for both the Board meeting attended and the committee meeting attended. For purposes of this provision, casual or unscheduled conferences among directors shall not constitute an official meeting. Meeting Fees shall be payable on the date of the applicable meeting to which they relate.
     5.2. TRAVEL EXPENSE REIMBURSEMENT. All Eligible Participants shall be reimbursed for reasonable travel expenses in connection with attendance at meetings of the Board and its committees, or other Company functions at which the Chief Executive Officer or chairperson of the Board requests the Independent Director to participate. Notwithstanding the foregoing, the Company’s reimbursement obligations pursuant to this Section 5.2 shall be limited to expenses incurred during such director’s service as an Independent Director. Such payments will be made within 30 days after delivery of the Independent Director’s written requests for payment, accompanied by such evidence of expenses incurred as the Company may reasonably require, but in no event later than the last day of the Independent Director’s tax year following the tax year in which the expense was incurred. The amount reimbursable in any one tax year shall not affect the amount reimbursable in any other tax year. Independent Directors’ right to reimbursement pursuant to this Section 5.2 shall not be subject to liquidation or exchange for another benefit.
ARTICLE 6
EQUITY COMPENSATION
     6.1. Initial Option Grant. Subject to share availability under the Incentive Plan, each Independent Director shall receive, on the later of the Effective Date of the Plan or the first date he or she becomes an Independent Director, an Option to purchase 10,000 shares of Stock (the “Initial Option Grant”). Such Option shall be subject to the terms and restrictions described below in this Article 6.
     6.2 Annual Option Grant. Subject to share availability under the Incentive Plan and except as provided in the following sentence, on the day following the day of each annual meeting of the Company’s stockholders, each Independent Director in service on such date shall receive an Option to purchase 5,000 shares of Stock (the “Annual Option Grant”). Notwithstanding the foregoing, an Independent Director shall not be entitled to receive an Annual Grant for the year in which he or she receives the Initial Option Grant.
     6.3 Terms and Conditions of Option Grants. Options granted under this Article 6 shall be evidenced by a written Award Certificate and shall be subject to the terms and conditions described below and in the Incentive Plan.
     (i) Exercise Price. The exercise price per share under an Option shall be equal to the Fair Market Value on the Grant Date of the Option. For purposes of the Initial Option Grants on the Effective Date, the Fair Market Value shall be the price offered to the public in the Company’s initial public offering.
     (ii) Option Term. Subject to earlier termination as provided herein or in the Award Certificate, each Option granted pursuant to Section 6.1 and Section 6.2 hereof shall expire on the tenth anniversary of the Grant Date of such Option.
     (iii) Vesting. Unless and until provided otherwise by the Committee, the Options granted pursuant to Section 6.1 and Section 6.2 hereof shall vest and become exercisable in three (3) equal annual installments beginning on the first anniversary of the Grant Date; provided, however, that the Options shall become fully vested on the earlier occurrence of a Change in Control of the Company. If the optionee’s service as a director of the Company terminates for any reason, then the optionee shall forfeit all of his or her right, title and interest in and to any unvested Options as of the date of such termination from the Board.

     (iv) Restrictions on Transfer. The limitations on transfer provision of the Incentive Plan shall apply with respect to equity awards outstanding or to be granted pursuant to this Plan.
ARTICLE 7
AMENDMENT, MODIFICATION AND TERMINATION
     7.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board, require stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of a securities exchange on which the Stock is listed or traded, then such amendment shall be subject to stockholder approval; and provided further, that the Board may condition any other amendment or modification on the approval of stockholders of the Company for any reason.
ARTICLE 8
GENERAL PROVISIONS
     8.1. ADJUSTMENTS. The adjustment provisions of the Incentive Plan shall apply with respect to equity awards granted pursuant to this Plan.
     8.2. DURATION OF THE PLAN. The Plan shall remain in effect until terminated by the Board.
     8.3. EXPENSES OF THE PLAN. The expenses of administering the Plan shall be borne by the Company.
     8.4. EFFECTIVE DATE. The Plan was originally adopted by the Board on August 25, 2010. The Plan will become effective on the Effective Date.
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     The foregoing is hereby acknowledged as being the Aurora Diagnostics, Inc. Independent Directors Compensation Plan as adopted by the Board.

AURORA DIAGNOSTICS, INC.

By:	/s/ James C. New

Date:	August 25, 2010

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